Exhibit 10.7

AMENDMENT NO. 2 TO THE DEVELOPMENT AND LICENSE AGREEMENT

This Amendment No. 2 to the Development and License Agreement (“Amendment”) is entered into as of March 09, 2020 (“Amendment Effective Date”) by and between Pfenex Inc., a Delaware corporation (“Pfenex” or “Party”) and Alvogen Malta (Out-Licensing) Ltd., a Maltese corporation (“Alvogen” or “Party”, and together with Pfenex, the “Parties”)

BACKGROUND

A.

Pursuant to that certain Development and License Agreement, dated as of February 28, 2019 (the “Agreement”), Pfenex granted Alvogen certain development and commercialization rights with respect to the Product worldwide, excluding the Excluded Territory;

B.

In connection with Alvogen negotiating a sub-licensing agreement with JUNO Pharmaceuticals Pty Ltd, Level 2, 6 Bond Street, South Yarra, 3141, Australia (“JUNO”) for Australian and New Zealand markets (“AUS/NZ Markets”), the Parties now desire to amend the Agreement as set forth below;

NOW THEREFORE THE PARTIES AGREE AS FOLLOWS:

1.	Capitalized terms not defined herein shall have the meaning set forth in the Agreement.
2.	The Parties agree to amend the Agreement as follows:
1.1	Section 10.1 of the Agreement is hereby amended and restated in its entirety as follows:

“Term. This Agreement shall become effective on the Effective Date and continue until the earlier of (i) ten (10) years following the First Commercial Sale in the Territory (“Initial Term”), or (ii) the date this Agreement is terminated in accordance with Section 10.2 (such shorter period, the “Term”). Unless terminated at the expiration of the Initial Term by either Party giving to the other at least twelve (12) months’ prior written notice, this Agreement shall continue in force automatically for one year renewal periods until terminated by either Party giving to the other at least twelve (12) months’ prior written notice to take effect at the end of any such renewal period.

1.2	New Section 10.8 is added as follows:

“Section 10.8 Additional Effects in case of Termination. If Pfenex delivers notification of termination of this Agreement, then Alvogen shall put Pfenex in contact with JUNO in order for Pfenex and JUNO to negotiate execution of agreement between JUNO and Pfenex pursuant to which JUNO would develop and Commercialize the Product for the AUS/NZ Markets (“New License Agreement”) within a period of six (6) months. If Pfenex and Sublicensee execute the New License Agreement, then: (a) Pfenex and JUNO shall notify Alvogen on the consequences of such New License Agreement on the MAA Applications submitted, MAA held by Sublicensee, Product License granted to Sublicensee and other relevant terms, (b) Alvogen shall comply with written instruction of Pfenex and JUNO and (c) this Agreement shall stand terminated for the AUS/NZ Markets.  If Pfenex and JUNO fail to execute the New License Agreement within abovementioned timeline, then: (i) JUNO shall be entitled to keep the MAA for the AUS/NZ Markets, (ii) the Product License of the Sublicensee shall be terminated and Sublicensee shall covenant (and Pfenex and Alvogen shall be a third party beneficiary therefor), that it will not exercise any rights under the Product License. For the sake of clarity, nothing shall limit Pfenex to apply for a new

MAA for the Product and Pfenex shall have the right of reference to the MAA for the Territory (including the AUS/NZ Markets) in order to obtain a duplicate MAA by itself or its designee and JUNO and Alvogen each shall execute all needed documents for such right of reference to be effective in the Territory.”

1.3	New Section 11.4.(f) is added as follows:

“Section 11.4 (f).  No limitation of liability shall apply in case of Pfenex’s breach of exclusivity stipulated in Section 2.1.(a) in the AUS/NZ Markets.”

3.	All other provisions of the Agreement not amended by this Amendment shall remain valid in un-amended form and content.
4.	This Amendment shall become effective of the Amendment Effective Date.
5.

This Amendment may be executed in one or more counterparts, each of which will be deemed to be an original copy and all of which, when taken together, will be deemed to constitute one and the same Amendment. The exchange of copies of this Amendment and of signature pages by facsimile transmission shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the Amendment for all purposes. Signatures of the Parties transmitted by facsimile shall be deemed to be their original signatures for all purposes.

(The remainder of this page is intentionally left blank.  The signature page follows.)

IN WITNESS WHEREOF, each Party has caused this Amendment to be executed by its duly authorised representative:

PFENEX INC.
By:	/s/ Eef Schimmelpennink
Name:	Eef Schimmelpennink
Title:	CEO
ALVOGEN MALTA (Out-Licensing) LTD.
By:	/s/ Arna Hansen
Name:	Arna Hansen
Title:	BD Director

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